Exhibit 99.1

PRESS RELEASE

April 2, 2012

CONTACT:	ECB Bancorp, Inc.
Thomas M. Crowder, Chief Financial Officer
(252) 925-5520
(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2011 Annual and Fourth Quarter Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NYSE-AMEX:ECBE) (“ECB” or the “Company”) today announced its results for the twelve months and three months ended December 31, 2011.

2011 Annual and Fourth Quarter Financial Highlights

For the twelve months ended December 31, 2011, net income was a loss of ($1,024,000), a decrease of (219%) compared to net income for the twelve months ended December 31, 2010 of $860,000. After adjusting for $1,063,000 in preferred stock dividends and accretion of warrant discount, the net loss attributable to common shareholders for the twelve months ended December 31, 2011 was ($2,087,000) or ($0.73) per diluted share compared to a net loss of ($203,000) or ($0.07) per diluted share for the year 2010. The 2011 loss attributable to common shareholders represents a higher loss than was reported in 2010 primarily due to a decrease in net gains on sales of securities, fees incurred in connection with the terminated private placement offering and increased data processing fees. As we previously reported in February 2012, ECB mutually agreed to terminate its announced private placement of $79.7 million in common equity. This action resulted in the recognition in 2011 of certain costs and expenses related to the capital raise that totaled $1.7 million in the aggregate. This expense contributed significantly to the annual and three months reported loss ended December 31, 2011.

For the three months ended December 31, 2011, the net loss totaled ($1,612,000), or a (43.4%) increase in net loss from the ($1,124,000) in net loss for the three months ended December 31, 2010. After adjusting for $266,000 in preferred stock dividends and the accretion of warrant discount, the net loss charged to common shareholders for the three months ended December 31, 2011 was ($1,878,000) or ($0.66) per diluted share, an increase in net loss of (35.1%) compared to the loss of ($1,390,000) or ($0.49) per diluted share for the three months ended December 31, 2010.

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Other Financial Highlights include:

•	Consolidated assets increased .2% to $921,277,000 at December 31, 2011 from $919,869,000 at December 31, 2010.

•	Loans decreased (12.5%) to $496,542,000 at December 31, 2011 compared to $567,631,000 at December 31, 2010.

•	Deposits increased 1.5% to $797,645,000 at December 31, 2011 from $785,941,000 at December 31, 2010.

•	Net interest income decreased (3.4%) to $26,971,000 for the twelve months ended December 31, 2011 from $27,919,000 for the same period a year ago.

•	Total interest expense for the twelve months ending December 31, 2011 declined (15.0%) to $10,106,000 from $11,888,000 for the same period in 2010.

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Non-interest income for the twelve months ended December 31, 2011 net of securities gains was $6,169,000, a decrease of (4.9%) compared to $6,487,000 of non-interest income net of securities gains for the same period in 2010.

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Provision for loan losses charged to operations for the twelve months ended December 31, 2011 totaled $8,483,000, a decrease of (34.6%) compared to the $12,980,000 provision charged to operations for the same period in 2010.

Dwight Utz, President and Chief Executive Officer, stated: “2011 was an important year in implementing some key structural changes to our organization. We completed the conversion of our core operating system, expanded our Enterprise Risk function, enhanced our loan loss modeling process and established a Customer Care Center to enhance our overall customer service contact points. Our Board of Directors and leadership team were disappointed that our efforts to enhance the Bank’s capital position through an agreed upon private placement of $79.7 million in common equity was unsuccessful because the regulatory approvals required to complete the private placement offering had not been received by all of the investors as of the termination date. As you know this also resulted in the termination of our acquisition of all deposits and selected assets associated with seven Gateway branches, predominately in the Raleigh/Chapel Hill MSA.”

Mr. Utz concluded: “With these issues addressed early this year, we expect 2012 to be a transitional year for ECB as we continue to build on our improved banking platform and look forward to the return of more normalized earnings and credit quality. It is important to confirm that our Company is well capitalized. Our Board of Directors and leadership team remain committed to the long-term success of our Company.”

Thomas M. Crowder, Executive Vice President and Chief Financial Officer, stated: “We expect rates to continue to remain low for the rest of 2012 and continue to see our cost of funding decline as we move through the first half of 2012. This should assist us in continuing to expand our Net Interest Margin to more normal levels in 2012.”

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About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 25 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on NYSE-Amex under the symbol “ECBE”. More information can be obtained by visiting ECB's web site at www.myecb.com.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to: pressures on the Company’s earnings, capital and liquidity resulting from current and future conditions in the credit and equity markets; the financial success or changing strategies of the Company’s customers; actions of government regulators or changes in laws, regulations or accounting standards that adversely affect our business; changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold; weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business; continued or

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unexpected increases in credit losses in the Company’s loan portfolio; continued adverse conditions in general economic conditions and real estate values in our banking market (particularly as those conditions affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and other developments or changes in our business that we do not expect. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

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ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2011 and 2010

(Dollars in thousands, except per share data)

	December 31, 2011*	December 31, 2010*
Assets
Non-interest bearing deposits and cash	$18,363	$11,731
Interest-bearing deposits	63	20
Overnight investments	6,305	8,415

Total cash and cash equivalents	24,731	20,166

Investment securities
Available-for-sale, at market value (cost of $338,685 and $275,883 at December 31, 2011 and 2010, respectively)	339,450	273,229

Loans held for sale	2,866	4,136

Loans	496,542	567,631
Allowance for loan losses	(12,092)	(13,247)

Loans, net	484,450	554,384

Real estate and repossessions acquired in settlement of loans, net	6,573	4,536
Federal Home Loan Bank common stock, at cost	3,456	4,571
Bank premises and equipment, net	26,289	26,636
Accrued interest receivable	5,308	5,243
Bank owned life insurance	11,778	8,954
Other assets	16,376	18,014

Total	$921,277	$919,869

Liabilities and Shareholders’ equity
Deposits
Demand, non-interest-bearing	$135,732	$104,932
Demand, interest-bearing	270,119	262,977
Savings	55,517	29,938
Time	336,277	388,094

Total deposits	797,645	785,941

Accrued interest payable	519	631
Short-term borrowings	11,679	11,509
Long-term obligations	25,500	34,500
Other liabilities	5,491	6,394

Total liabilities	840,834	838,975

Shareholders’ equity
Preferred stock, Series A	17,454	17,288
Common stock, par value $3.50 per share	9,974	9,974
Capital surplus	25,873	25,852
Warrant	878	878
Retained earnings	25,926	28,554
Accumulated other comprehensive income (loss)	338	(1,652)

Total shareholders’ equity	80,443	80,894

Total	$921,277	$919,869

Common shares outstanding	2,849,841	2,849,841
Common shares authorized ($3.50 par value)	50,000,000	10,000,000
Preferred shares outstanding	17,949	17,949
Preferred shares authorized	2,000,000	2,000,000
Non-voting common shares authorized	2,000,000	—

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Results of Operations

For the three and twelve months ended Decemebr 31, 2011 and 2010

(Dollars in thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011*	2010*
Interest income:
Interest and fees on loans	$6,870	$7,683	$28,652	$30,745
Interest on investment securities:
Interest exempt from federal income taxes	134	204	485	1,541
Taxable interest income	1,801	1,945	7,862	7,464
Dividend income	7	4	34	44
Other interest income	6	4	44	13

Total interest income	8,818	9,840	37,077	39,807

Interest expense:
Deposits:
Demand accounts	400	482	1,973	1,527
Savings	98	39	310	91
Time	1,573	2,144	6,925	9,392
Short-term borrowings	69	58	284	241
Long-term obligations	143	203	614	637

Total interest expense	2,283	2,926	10,106	11,888

Net interest income	6,535	6,914	26,971	27,919
Provision for loan losses	2,252	4,337	8,483	12,980

Net interest income after provision for loan losses	4,283	2,577	18,488	14,939

Noninterest income:
Service charges on deposit accounts	833	860	3,262	3,418
Other service charges and fees	241	251	1,225	1,419
Mortgage origination fees	267	427	1,300	1,283
Net gain on sale of securities	749	2,037	2,631	5,508
Income from bank owned life insurance	102	74	324	297
Other operating (expense) income	70	12	58	70

Total noninterest income	2,262	3,661	8,800	11,995

Noninterest expenses:
Salaries	2,742	2,639	10,869	9,832
Retirement and other employee benefits	716	742	2,814	2,924
Occupancy	508	492	2,041	1,876
Equipment	551	618	2,173	2,160
Professional fees	604	250	1,386	936
Supplies	60	56	238	221
Communications/Data lines	173	176	710	663
FDIC insurance	178	412	941	1,445
Other outside services	165	177	602	528
Net cost of real estate and repossessions acquired in settlement of loans	696	611	1,438	1,104
Contract early termination fees	—	1,141	—	1,141
Securities purchase agreement termination fees	1,686	—	1,686	—
Data processing and related expenses	501	76	1,062	295
Other operating expenses	836	917	3,896	3,715

Total noninterest expenses	9,416	8,307	29,856	26,840

(Loss) income before income taxes	(2,871)	(2,069)	(2,568)	94
Income tax benefit	(1,259)	(945)	(1,544)	(766)

Net income (loss)	(1,612)	(1,124)	(1,024)	860

Preferred stock dividends	224	224	897	897
Accretion of discount	42	42	166	166

Loss available to common shareholders	($1,878)	($1,390)	($2,087)	($203)

Net loss per share - basic	($0.66)	($0.49)	($0.73)	($0.07)

Net loss per share - diluted	($0.66)	($0.49)	($0.73)	($0.07)

Weighted average shares outstanding - basic	2,849,841	2,849,841	2,849,841	2,849,594

Weighted average shares outstanding - diluted	2,849,841	2,849,841	2,849,841	2,849,594

*	Derived from audited consolidated financial statements.

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share data)

	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Income Statement Data:
Interest income	$8,818	$9,189	$9,632	$9,438	$9,840
Interest expense	2,283	2,566	2,587	2,670	2,926

Net interest income	6,535	6,623	7,045	6,768	6,914
Provision for loan losses	2,252	1,028	1,273	3,930	4,337
Net after provision expense	4,283	5,595	5,772	2,838	2,577
Noninterest income	2,262	2,568	2,539	1,431	3,661
Noninterest expense	9,416	7,539	6,657	6,244	8,307
Income (loss) before income taxes	(2,871)	624	1,654	(1,975)	(2,069)
Income tax expense (benefit)	(1,259)	97	509	(891)	(945)

Net income (loss)	(1,612)	527	1,145	(1,084)	(1,124)
Preferred stock dividend & accretion of discount	266	267	265	265	266

Net income (loss) available to common shareholders	$(1,878)	$260	$880	$(1,349)	$(1,390)

Per Share Data and Shares Outstanding:
Net income - basic	$(0.66)	$0.09	$0.31	$(0.47)	$(0.49)
Net income - diluted	(0.66)	0.09	0.31	(0.47)	(0.49)
Cash dividends	0.05	—	0.07	0.07	0.07
Book value at period end	22.10	23.10	22.79	21.71	22.32
Dividend payout ratio	-7.58%	0.00%	22.58%	-14.89%	-14.29%
Weighted-average number of common shares outstanding:
Basic	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841
Diluted	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841
Shares outstanding at period end	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841

Balance Sheet Data:
Total assets	$921,277	$923,695	$941,463	$916,571	$919,869
Loans - gross	496,542	521,626	542,687	546,641	567,631
Allowance for loan losses	12,092	12,214	15,448	15,219	13,247
Investment securities	339,450	327,066	298,116	304,975	273,229
Interest earning assets	848,682	858,914	880,814	856,840	858,002
Premises and equipment, net	26,289	26,137	26,740	26,716	26,636
Total deposits	797,645	796,609	812,774	786,754	785,941
Short-term borrowings	11,679	13,528	13,711	17,421	11,509
Long-term obligations	25,500	25,500	27,500	27,500	34,500
Shareholders’ equity	80,443	83,248	82,320	79,213	80,894

Selected Performance Ratios (annualized):
Return on average assets	-0.70%	0.22%	0.49%	-0.48%	-0.48%
Return on average shareholders’ equity	-7.85%	2.56%	5.71%	-5.38%	-5.15%
Net interest margin	3.10%	3.06%	3.35%	3.30%	3.23%
Efficiency ratio	105.3%	81.0%	68.6%	75.0%	77.3%

Asset Quality Ratios:
Nonperforming loans to period-end loans	5.15%	5.49%	4.65%	4.04%	3.89%
Allowance for loan losses to period-end loans	2.44%	2.34%	2.85%	2.78%	2.33%
Allowance for loan losses to nonperforming loans	47.3%	42.7%	61.3%	68.9%	60.0%
Net charge-offs to average loans (annualized)	1.85%	3.18%	0.77%	1.40%	2.99%

Capital Ratios:
Tangible equity to total assets	6.84%	7.13%	6.90%	6.75%	6.91%
Equity-to-assets ratio	8.73%	9.01%	8.74%	8.64%	8.79%
Leverage Capital Ratio	8.25%	8.34%	8.39%	8.42%	8.66%
Tier 1 Capital Ratio	12.59%	12.59%	12.20%	11.97%	12.08%
Total Capital Ratio	13.85%	13.85%	13.46%	13.24%	13.34%